UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 14, 2007
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	000-49733	81-0331430

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT	59116

(Address of principal executive offices)	(Zip Code)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
SIGNATURE

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
First Interstate BancSystem, Inc. (the “Company”) has issued 30-year junior subordinated deferrable interest debentures in the aggregate principal amount of $46.4 million. The terms of the debentures and related information regarding the transactions under which the debentures were issued are described below in Item 8.01 “Other Events” and incorporated by reference herein.
Item 8.01 Other Events.
The Company has recently completed a series of three financings involving the sale of Trust Preferred Securities (“TPS”). The Company formed three deconsolidated, wholly-owned subsidiaries, FI Statutory Trust I (Trust I) – a Connecticut statutory trust, FI Capital Trust II (Trust II) and FI Statutory Trust III (Trust III) – Delaware statutory trusts, for the purpose of issuing the TPS. Proceeds of the sale of TPS, together with the proceeds of the Trusts’ sale of their common securities to the Company, were used by each Trust to purchase the following junior subordinated debentures issued by the Company.
On November 1, 2007, the Company issued 30-year junior subordinated deferrable interest debentures to Trust I in the aggregate principal amount of $15.5 million. The Trust I Debentures bear interest at a fixed rate of 7.5% for 5 years after issuance, payable quarterly, and thereafter at a variable rate equal to the London Interbank Offered Rate for the three-month U.S. Dollar deposits in Europe (LIBOR) + 2.75%. The debentures mature on December 15, 2037.
On October 31, 2007, the Company issued 30-year junior subordinated deferrable interest debentures to Trust II in the aggregate principal amount of $10.3 million. The Trust II Debentures bear interest at a rate of 7.21% for the first quarter, and thereafter at a variable rate equal to LIBOR + 2.25%, payable quarterly. The debentures mature on January 1, 2038.
On December 14, 2007, the Company issued 30-year junior subordinated deferrable interest debentures to Trust III in the aggregate principal amount of $20.6 million. The Trust III Debentures bear interest at a fixed rate of 6.88% for five years after issuance, payable quarterly, and thereafter at a variable rate per annum, reset quarterly, equal to LIBOR + 2.40%. The debentures mature on December 15, 2037.
Trust I, Trust II and Trust III issued TPS in the aggregate liquidation amounts of $15 million, $10 million and $20 million, respectively. The terms of the TPS are substantially identical to the junior subordinated deferrable interest debentures and are callable after five years or upon the occurrence of certain other events. The TPS qualify as Tier 1 Capital of the Company.
The proceeds realized by the Company from the TPS and debenture transactions described above are expected to be used to fund a portion of the Company’s proposed acquisition of First Western Bank, Wall, The First Western Bank Sturgis and First Western Data, Inc. from First Western Bancorp, Inc. (“First Western”). The Company is pursuing additional sources of debt financing to complete the proposed acquisition, which may include the issuance of senior notes, subordinated indebtedness, additional trust preferred securities or a combination thereof.

The proposed acquisition has been approved by the Company’s banking regulators. Such regulators have indicated that the Company’s $50 million of preferred stock to be issued in the First Western transaction will qualify as Tier 1 Capital. The shareholders of First Western have approved the proposed transaction. The Company expects the transaction to close in the first quarter of 2008, subject to certain financing conditions and other terms and conditions of the transaction included in disclosures previously filed by the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 14, 2007

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer